Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sherry Lauderback
Vice President, Investor Relations &
Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS ANNOUNCES AGREEMENT TO SELL ASSETS OF COMPAC CORPORATION

BLOOMFIELD HILLS, Michigan, December 8, 2008 – TriMas Corporation (NYSE: TRS) – a diversified growth company of specialty niche businesses – today announced that the Company has signed a definitive agreement to sell certain assets of its subsidiary, Compac Corporation, to LAMTEC Corporation.

Compac Corporation is a manufacturer of flame-retardant facings, jacketings, insulation tapes and other specialty tape products and is part of the Company’s Packaging Systems business segment. The transaction is expected to close during February 2009.

“We continue to execute our plan to sell non-strategic businesses and properties, while we focus on growth opportunities in other market segments,” commented Grant Beard, TriMas President and CEO. “I am pleased to report that we have secured a buyer for whom the business will be an ideal fit.”

Cautionary Notice Regarding Forward-looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for the balance of 2008 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. These statements present management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance.  Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2007 Annual Report on Form 10-K. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

About TriMas

Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NYSE: TRS) is a diversified growth company of specialty niche businesses manufacturing a variety of highly engineered products for commercial, industrial and consumer markets worldwide. TriMas Corporation is organized into five strategic business segments: Packaging Systems, Energy Products, Industrial Specialties, RV & Trailer Products, and Recreational Accessories. TriMas Corporation has nearly 5,000 employees at 70 different facilities in 10 countries. For additional information, please visit www.trimascorp.com.

# # #